Exhibit 99.1

Visual Networks Reports Fourth Quarter Results

Sequential Improvements in Revenue, Gross Margin, EPS and Cash

ROCKVILLE, Md., January 15, 2004 — Visual Networks® (NASDAQ: VNWK) today announced financial results for the fourth quarter ended December 31, 2003.

The company reported revenue for the quarter ended December 31, 2003 of $10.8 million, compared to revenue of $9.4 million for the previous quarter, an increase of nearly 16%. The company’s operating expenses increased to $8.7 million for the quarter from $8.4 million for the previous quarter, due in part to increased commissions reflecting the increased revenue. Per share loss for the quarter was $0.02. The company ended the quarter with a cash balance of $15.7 million.

“We are quite pleased with the results of the quarter, which, as we previously reported, exceeded our prior guidance,” stated Larry Barker, president and CEO of Visual Networks. “We saw an increase in sales of our IP InSight product which helped drive our gross margin to 77.8% for the fourth quarter. Prompt payments by customers allowed us to increase our cash balance substantially during the quarter. We are very excited to end 2003 with such a strong finish. Looking forward, the introduction of Visual UpTime Select has been well received by new and existing customers and promises to be a critical component of growth for 2004.”

The company also announced that it has received a $6.0 million commitment from Silicon Valley Bank (SVB), the primary banking subsidiary of Silicon Valley Bancshares (Nasdaq: SIVB). Borrowings under the line of credit will be used for working capital purposes.

Fourth Quarter Highlights:

■	Launched Visual UpTime Select, a flexible suite of offerings built upon the company’s award winning IP performance management technology;

■	Visual UpTime Select received the “Product of the Year Award” from Technology Marketing Corporation’s Internet Telephony magazine, the premier publication in the burgeoning IP telephony industry;

■	Announced availability of an integrated network management solution combining Visual Networks’ Visual UpTime Select solution with Aprisma Management Technologies’ Aprisma SPECTRUM platform;

■	J.M. Huber Corporation selected the Visual UpTime performance management solution to optimize bandwidth for its migration to an IP-based Multi Protocol Label Switching (MPLS) network, which will support its global enterprise resource planning (ERP) initiative;

■	Visual UpTime Named Best Performing WAN Management System by Network World.

In conjunction with the announcement, Visual Networks’ management will host a teleconference and Web cast beginning at 4:45 p.m. (EDT) this afternoon. To participate in the teleconference, please call 617-786-2962, confirmation code 55242548. A live Web broadcast of the conference call will be available at http://www.firstcallevents.com/service/ajwz395335625gf12.html. Windows Media Player is required to hear the event.

About Visual Networks

Visual Networks provides the broadest suite of proven IPperformance management solutions that help enterprise customers manage the delivery of mission-critical applications across their underlying infrastructure. Visual Networks’ products increase application and network availability, optimize the use of bandwidth, and reduce operating costs across traditional and new IP-based infrastructures. Recognized as a World Class Winner in Network World’s network management product review (http://www.nwfusion.com/reviews/2003/1006rev.html), Visual Networks has helped over 2500 enterprises worldwide to enable their networks for application delivery.

Since 1995, the world’s leading service providers and enterprises have been using Visual Networks’ award-winning products. To find out more, call 1-800-240-4010 or visit www.visualnetworks.com for sales information.

Note To Investors

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding Visual Networks and its subsidiaries. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.Visual Networks assumes no obligation to update the information contained in this press release. Visual Networks’ future results may be impacted by risks associated with rapid technological change and the emerging services market, potential fluctuations in quarterly operating results, its dependence upon sole and limited source suppliers and fluctuations in component pricing, its dependence upon key employees, and its ability to retain employees. Visual Networks’ future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Form 10-Qs and its Annual Report on Form 10-K.

Visual Networks, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended December 31,
	2003	2002
Revenue	$10,835	$14,807
Cost of revenue	2,409	4,164

Gross profit	8,426	10,643

Operating expenses:
Research and development	2,533	2,775
Sales and marketing	4,522	4,806
General and administrative	1,631	1,464

Total operating expenses	8,686	9,045

Income (loss) from operations	(260)	1,598
Interest expense, net	(365)	(353)

Net income (loss)	$(625)	$1,245

Basic and diluted earnings (loss) per share	$(0.02)	$0.04

Visual Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	Decembr 31, 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$15,671	$12,708
Restricted short-term investment	1,530	2,503
Accounts receivable, net	2,326	7,185
Inventory	3,346	3,393
Other current assets	256	259

Total current assets	23,129	26,048
Property and equipment, net	2,378	3,481
Deferred debt issuance costs	532	768

Total assets	$26,039	$30,297

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$7,735	$9,733
Customer deposits	250	—
Deferred revenue	6,083	5,974

Total current liabilities	14,068	15,707
Convertible debentures, net of unamortized debt discount	8,744	7,963

Total liabilities	22,812	23,670
Stockholders’ equity	3,227	6,627

Total liabilities and stockholders’ equity	$26,039	$30,297

Visual Networks, Inc.

Condensed Consolidated Cash Flow Statement

(in thousands)

(unaudited)

	For the Three Months Ended December 31,
	2003	2002
Cash Flows From Operating Activities:
Net income (loss)	$(625)	$1,245

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	425	885
Non-cash interest expense	254	254
Changes in assets and liabilities	3,757
Accounts receivable		(1,266)
Inventory	(572)	124
Other assets	144	351
Accounts payable and accrued expenses	1,820	1,232
Deferred revenue	405	(2,354)

Net cash provided by operating activities	5,608	471

Cash Flows From Investing Activities:
Sales of short-term investments	—	—
Expenditures for property and equipment	(201)	(99)

Net cash used in investing activities	(201)	(99)

Cash Flows From Financing Activities:
Exercise of stock options and employee stock purchase plan, net of stock repurchases	193	159

Net cash provided by financing activities	193	159

Net Increase in Cash and Cash Equivalents	5,600	531
Cash and Cash Equivalents, Beginning of Period	10,071	12,177

Cash and Cash Equivalents, End of Period	$15,671	$12,708

Visual Networks, Inc.

Additional Financial Information

The following presents additional financial information about Visual Networks for the three months ended March 31, 2003, June 30, 2003, September 30, 2003 and December 31, 2003, respectively.

	3/31/03	6/30/03	9/30/03	12/31/03
Days Sales Outstanding Calculation:
Days sales outstanding (“DSOs”‘) are calculated as follows:

Accts Receivable	$3,883	$6,883	$6,083	$2,326

Quarterly sales/Days in quarter	$9,204/90	$9,773/91	$9, 367/92	$10,835/92
Day sales outstanding	38.0	64.1	59.7	19.8

Inventory Turns Calculation:

Inventory turns are calculated as follows:
Days in year	365	365	365	365

Inventory/(Quarterly cogs/Days in quarter)	$2,959/($2,254/90)	$3,497/($2,565/91)	$2,774/($3,119/92)	$3,346/($2,409/92)
Inventory turns	3.1	2.9	4.5	2.9
Employees:
Research and development	52	53	54	55
Sales and marketing	64	60	61	62
Manufacturing and customer service	12	11	11	11
General and administrative	29	31	31	28

Total Employees	157	155	157	156

Revenue
Current Products:
Uptime	$8,227	$8,523	$8,550	$6,440
IP Insight	861	1,120	747	4,336
Royalties	82	107	70	59

Total current products	9,170	9,750	9,367	10,835
Discontinued Products	34	23	—	—

Total	$9,204	$9,773	$9,367	$10,835

Visual Networks, Inc.

Additional Financial Information (continued)

The following presents additional financial information about Visual Networks for the three months ended March 31, 2003, June 30, 2003, September 30, 2003 and December 31, 2003, respectively.

	3/31/03	6/30/03	9/30/03	12/31/03
Common stock outstanding	32,448	32,631	32,700	32,866

Weighted average share calculations:
Basic weighted average shares outstanding	32,429	32,569	32,648	32,790
Common stock equivalents (treasury stock method)	—	—	—	—

Diluted weighted average shares outstanding	32,429	32,569	32,648	32,790

Net income (loss)	$(92)	$(677)	$(2,515)	$(625)

Basic and diluted earnings (loss) per share	$(0.00)	$(0.02)	$(0.08)	$(0.02)